Exhibit 99.1

Power Integrations Reports Third-Quarter Financial Results

Net revenues were $75.1 million; cash flow from operations was $19.4 million

Company repurchased 1.0 million shares during the third quarter; repurchase authorization increased by $30 million

SAN JOSE, Calif.--(BUSINESS WIRE)--November 3, 2011--Power Integrations (Nasdaq: POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended September 30, 2011. Net revenues for the third quarter were $75.1 million, down six percent from the prior quarter and down one percent compared with the third quarter of 2010. Net income was $7.5 million or $0.25 per diluted share, compared with $0.35 per diluted share in the prior quarter and $0.43 per diluted share in the third quarter of 2010. Gross margin for the third quarter was 46.7 percent; operating margin was 14.1 percent.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses, amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, and the tax effects of these items. Non-GAAP net income for the quarter was $9.5 million or $0.32 per diluted share, compared with $0.43 per diluted share in the prior quarter and $0.53 per diluted share in the third quarter of 2010. Non-GAAP gross margin for the third quarter was 47.2 percent; non-GAAP operating margin was 16.6 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Like much of the semiconductor industry, we are experiencing a downturn in demand driven by macroeconomic factors. Third-quarter revenues were down six percent from the prior quarter, but within the range of our guidance. Order rates remain relatively subdued, and we expect sales to decline further in the fourth quarter.”

Balakrishnan continued: “While the current business environment is challenging, we believe our long-term growth drivers are intact. Manufacturers continue to specify more efficient power supplies in response to both regulatory and market forces. Our LED-lighting and high-power businesses continue to ramp. Meanwhile, we have made good progress on cost reductions to help offset the margin impact of higher input costs, and we expect our gross margin to increase in the fourth quarter as a result. We also expect our operating expenses to decrease in the fourth quarter as we have implemented expense-saving measures in response to the weaker business environment.”

Additional Highlights

  Cash flow from operations was $19.4 million for the quarter and totaled $60.0 million for the nine months ended September 30.
  Power Integrations repurchased approximately 1.0 million shares of its common stock during the third quarter for $31.4 million. As of September 30 the company had used $35.8 million of its $50 million repurchase authorization, repurchasing a total of 1.1 million shares. The company’s board of directors has authorized the use of an additional $30 million for share repurchases on top of the $14.2 million that remained at quarter-end.
  The company paid a dividend of $0.05 per share on September 30, 2011. The next dividend of $0.05 per share will be paid on December 30, 2011 to stockholders of record as of November 30.
  Power Integrations was issued 18 U.S. patents and 26 non-U.S. patents during the quarter and had a total of 440 U.S. patents and 293 non-U.S. patents as of September 30.

Financial Outlook for Fourth Quarter of 2011

The company issued the following forecast for the fourth quarter of 2011:

  Revenues are expected to be between $63 million and $69 million;
  Gross margins are expected to increase by approximately 100 basis points compared with the third quarter;
  Operating expenses:
    GAAP: between $24 million and $25 million;
    Non-GAAP: between $21.5 million and $22.5 million (excluding approximately $2.4 million of stock-based compensation expenses and less than $0.1 million of amortization expense related to acquisition-related intangible assets).

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart™ energy-efficiency technology has saved an estimated $5 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations’ stock is included in The Cleantech Index® and the NASDAQ® Clean Edge® Green Energy Index. For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, certain acquisition-related expenses such as the amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, and the tax effects of these items. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected fourth-quarter 2011 financial performance are forward-looking statements reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on August 8, 2011. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart, and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
NET REVENUES	$75,063	$80,184	$75,452	$232,009	$226,817

COST OF REVENUES	40,020	42,558	36,447	122,917	110,402

GROSS PROFIT	35,043	37,626	39,005	109,092	116,415

OPERATING EXPENSES:
Research and development	10,345	10,195	9,348	30,563	26,133
Sales and marketing	7,990	8,104	7,657	24,342	22,104
General and administrative	6,145	6,141	6,746	18,761	19,223
Total operating expenses	24,480	24,440	23,751	73,666	67,460

INCOME FROM OPERATIONS	10,563	13,186	15,254	35,426	48,955

OTHER INCOME, net	552	461	415	1,455	1,379

INCOME BEFORE PROVISION FOR INCOME TAXES	11,115	13,647	15,669	36,881	50,334

PROVISION FOR INCOME TAXES	3,603	3,048	3,035	8,916	9,800

NET INCOME	$7,512	$10,599	$12,634	$27,965	$40,534

EARNINGS PER SHARE:
Basic	$0.26	$0.37	$0.45	$0.97	$1.46
Diluted	$0.25	$0.35	$0.43	$0.93	$1.38

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,799	28,938	27,894	28,789	27,737
Diluted	29,879	30,346	29,283	30,195	29,406

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$128	$216	$153	$584	$481
Research and development	564	980	1,125	2,354	2,782
Sales and marketing	449	543	727	1,659	1,776
General and administrative	527	705	930	2,020	2,438
Total stock-based compensation expense	$1,668	$2,444	$2,935	$6,617	$7,477

Cost of revenues includes:
Amortization of write-up of acquired inventory	$150	$148	$-	$360	$-
Amortization of acquisition-related intangible assets	$85	$85	$41	$255	$123

Operating expenses include:
Amortization of acquisition-related intangible assets	$28	$28	$-	$84	$-
Patent-litigation expenses	$1,751	$1,210	$1,801	$4,218	$4,404

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	21%	24%	23%	23%	24%
TinySwitch	33%	31%	37%	33%	38%
LinkSwitch	43%	43%	39%	42%	37%
Other	3%	2%	1%	2%	1%

REVENUE MIX BY END MARKET
Communications	26%	28%	30%	29%	30%
Computer	12%	13%	11%	12%	12%
Consumer	39%	36%	37%	37%	38%
Industrial	23%	23%	22%	22%	20%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$35,043	$37,626	$39,005	$109,092	$116,415
GAAP gross profit margin	46.7%	46.9%	51.7%	47.0%	51.3%

Stock-based compensation included in cost of revenues	128	216	153	584	481
Amortization of write-up of acquired inventory	150	148	-	360	-
Amortization of acquisition-related intangible assets	85	85	41	255	123

Non-GAAP gross profit	$35,406	$38,075	$39,199	$110,291	$117,019
Non-GAAP gross profit margin	47.2%	47.5%	52.0%	47.5%	51.6%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$24,480	$24,440	$23,751	$73,666	$67,460

Less: Stock-based compensation expense included in operating expenses
Research and development	564	980	1,125	2,354	2,782
Sales and marketing	449	543	727	1,659	1,776
General and administrative	527	705	930	2,020	2,438
Total	1,540	2,228	2,782	6,033	6,996

Amortization of acquisition-related intangible assets	28	28	-	84	-

Non-GAAP operating expenses	$22,912	$22,184	$20,969	$67,549	$60,464

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$10,563	$13,186	$15,254	$35,426	$48,955
GAAP operating margin	14.1%	16.4%	20.2%	15.3%	21.6%

Less: Total stock-based compensation	1,668	2,444	2,935	6,617	7,477
Amortization of write-up of acquired inventory	150	148	-	360	-
Amortization of acquisition-related intangible assets	113	113	41	339	123

Non-GAAP income from operations	$12,494	$15,891	$18,230	$42,742	$56,555
Non-GAAP operating margin	16.6%	19.8%	24.2%	18.4%	24.9%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$3,603	$3,048	$3,035	$8,916	$9,800
GAAP effective tax rate	32.4%	22.3%	19.4%	24.2%	19.5%

Tax effect of items excluded from non-GAAP results	85	(225)	(93)	(544)	(455)

Non-GAAP provision for income taxes	$3,518	$3,273	$3,128	$9,460	$10,255
Non-GAAP effective tax rate	27.0%	20.0%	16.8%	21.4%	17.7%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$7,512	$10,599	$12,634	$27,965	$40,534

Adjustments to GAAP net income
Stock-based compensation	1,668	2,444	2,935	6,617	7,477
Amortization of write-up of acquired inventory	150	148	-	360	-
Amortization of acquisition-related intangible assets	113	113	41	339	123
Tax effect of items excluded from non-GAAP results	85	(225)	(93)	(544)	(455)

Non-GAAP net income	$9,528	$13,079	$15,517	$34,737	$47,679

Average shares outstanding for calculation of non-GAAP income per share (diluted)	29,879	30,346	29,283	30,195	29,406

Non-GAAP income per share (diluted)	$0.32	$0.43	$0.53	$1.15	$1.62

GAAP income per share (diluted)	$0.25	$0.35	$0.43	$0.93	$1.38

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2011	June 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$148,578	$170,494	$155,667
Short-term investments	48,932	33,091	27,355
Accounts receivable	10,330	8,070	5,713
Inventories	51,763	54,069	62,077
Deferred tax assets	1,440	1,437	1,435
Prepaid expenses and other current assets	6,864	9,572	9,263
Total current assets	267,907	276,733	261,510

INVESTMENTS	25,022	30,043	31,760
PROPERTY AND EQUIPMENT, net	85,271	85,449	84,470
INTANGIBLE ASSETS, net	9,066	9,309	9,795
GOODWILL	14,786	14,826	14,826
DEFERRED TAX ASSETS	12,637	12,593	13,421
OTHER ASSETS	25,799	25,355	17,288
Total assets	$440,488	$454,308	$433,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,318	$14,173	$20,291
Accrued payroll and related expenses	6,290	6,246	7,395
Income taxes payable	1,759	354	-
Deferred income on sales to distributors	10,316	11,199	12,221
Other accrued liabilities	2,613	2,367	9,548
Total current liabilities	38,296	34,339	49,455

LONG-TERM LIABILITIES
Income taxes payable	33,805	32,040	29,580

Total liabilities	72,101	66,379	79,035

STOCKHOLDERS' EQUITY:
Common stock	28	29	28
Additional paid-in capital	166,007	191,549	175,295
Accumulated translation adjustment	80	158	85
Retained earnings	202,272	196,193	178,627
Total stockholders' equity	368,387	387,929	354,035
Total liabilities and stockholders' equity	$440,488	$454,308	$433,070

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,512	$10,599	$12,634	$27,965	40,534
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	3,865	3,790	3,173	11,337	8,974
Amortization of intangible assets	243	243	170	729	504
(Gain) loss on sale of property and equipment	-	(41)	5	(41)	(344)
Stock-based compensation expense	1,668	2,444	2,916	6,617	7,459
Amortization of premium on held-to-maturity investments	396	420	479	1,255	1,337
Deferred income taxes	(47)	427	(461)	779	249
Increase (decrease) in accounts receivable allowances	(110)	15	(7)	(74)	(25)
Excess tax benefit from stock options exercised	(32)	(299)	(48)	(729)	(939)
Tax benefit associated with employee stock plans	288	755	(89)	1,826	1,951
Change in operating assets and liabilities:
Accounts receivable	(2,150)	5,230	10,362	(4,542)	13,854
Inventories	2,269	8,879	(13,336)	10,184	(22,796)
Prepaid expenses and other assets	(225)	1,613	1,048	2,823	4,610
Accounts payable	3,170	(1,352)	(4,360)	(1,090)	93
Taxes payable and other accrued liabilities	3,423	1,993	1,299	4,891	4,305
Deferred income on sales to distributors	(883)	248	(77)	(1,904)	5,808
Net cash provided by operating activities	19,387	34,964	13,708	60,026	65,574

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,710)	(5,271)	(8,320)	(16,229)	(21,833)
Proceeds from sale of property and equipment	-	2,249	-	2,249	1,415
Other assets	(463)	(808)	-	(1,271)	-
Acquisition	-	(13)	(8,598)	(6,914)	(8,598)
Increase in financing lease receivables	(157)	(2,179)	-	(7,978)	-
Collections of financing lease receivables	109	103	-	314	-
Notes to third parties	-	(3,000)	(2,000)	(3,000)	(6,750)
Collection of note to third parties	3,000	-	-	3,000	-
Purchases of held-to-maturity investments	(19,761)	-	-	(31,269)	(27,224)
Proceeds from held-to-maturity investments	8,545	5,330	8,341	15,175	26,491
Net cash used in investing activities	(12,437)	(3,589)	(10,577)	(45,923)	(36,499)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	3,972	6,958	2,524	18,218	17,987
Repurchase of common stock	(31,435)	(4,384)	-	(35,819)	(13,960)
Retirement of performance shares for income tax withholding	-	-	-	-	(769)
Payments of dividends to stockholders	(1,435)	(1,448)	(1,395)	(4,320)	(4,163)
Excess tax benefit from stock options exercised	32	299	48	729	939
Net cash provided by (used in) financing activities	(28,866)	1,425	1,177	(21,192)	34

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(21,916)	32,800	4,308	(7,089)	29,109

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	170,494	137,694	159,775	155,667	134,974

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$148,578	$170,494	$164,083	$148,578	$164,083

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unpaid property and equipment, net	$3,486	$3,510	$1,008	$3,486	$1,008

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com